                                                                EXHIBIT 4.2

                                  WARRANT AGREEMENT

         THIS WARRANT AGREEMENT dated as of March 28, 1997 (as amended, supplemented or modified from time to time, the "WARRANT AGREEMENT") by and among SUNPHARM CORPORATION, a Delaware corporation (the "ISSUER"), and THE PURCHASERS EXECUTING A COUNTERPART SIGNATURE PAGE HERETO (individually, a "PURCHASER" and, collectively, the "PURCHASERS").

                                 W I T N E S S E T H:

         WHEREAS, pursuant to a Unit Purchase Agreement dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the "PURCHASE AGREEMENT") by and among the Issuer and the Purchasers, the Issuer has issued to the Purchasers units (the "UNITS"), each Unit consisting of one share of Common Stock (as defined below) and one of the Warrants hereinafter described;

         NOW, THEREFORE, in consideration of the premises the parties hereto agree as follows:

    Section 1. Definitions. (a) As used in this Warrant Agreement, unless otherwise defined herein, terms defined in the Purchaser Agreement shall have such defined meanings when used herein and the following terms shall have the following meanings, unless the context otherwise requires:

         "AFFILIATE" shall have the meaning given to such term in Rule 12b-2 of the Rules and Regulations under the Exchange Act.

         "CALCULATED DIFFERENCE" as of any date of determination shall mean, with respect to any conversion or exercise of a Warrant, an amount equal to the difference between (i) the Current Market Price Per Share as of such date and
(ii) $4.00.

         "CLOSING DATE" shall have the meaning given such term in the Purchase Agreement.

         "COMMISSION" shall mean the Securities and Exchange Commission or any entity succeeding to any or all of its functions under the Securities Act and the Exchange Act.

         "COMMON STOCK" shall mean the Common Stock, par value $.0001 per share, of the Issuer, and shall include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock and all other stock of any class or classes (however designated) of the Issuer the registered holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.


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

         "CONVERSION DATE" has the meaning given such term in Section 6(b).

         "CURRENT MARKET PRICE PER SHARE" of the Common Stock on any date shall mean the average of the daily closing prices per share of Common Stock for the 20 consecutive Trading Days immediately prior to such date; PROVIDED that in the event that the current market price per share of Common Stock is determined during a period following the announcement by the Company of (A) a dividend or distribution on the Common Stock payable in shares of Common Stock or securities convertible into shares of Common Stock or (B) any subdivision, combination or reclassification of the Common Stock and prior to the expiration of 20 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Current Market Price Per Share shall be appropriately adjusted to reflect ex-dividend trading or such subdivision, combination or reclassification. The closing price for each day shall be (i) if the Common Stock is then quoted on the Nasdaq National Market, the Nasdaq Small Cap Market or another primary national securities exchange, the closing bid price of the Common Stock as reported by the Nasdaq National Market, the Nasdaq Small Cap Market or such primary national securities exchange (as the case may be), (ii) if the Common Stock is not then traded on the Nasdaq National Market, the Nasdaq Small Cap Market nor on a national securities exchange, the closing bid price in the over-the-counter market as reported by the National Association of Securities Dealers' Automated Quotation System or, if not so reported, the price as reported by the National Quotation Bureau, Inc., or any organization performing a similar function or (iii) if no such prices are then furnished, the fair market value of a share of Common Stock as reasonably determined by the Board of Directors of the Issuer and reasonably acceptable to the holders of a majority of the Warrants.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute.

         "EXERCISE PRICE" shall mean the exercise price of a Warrant, which shall be equal to the sum of (i) $4.00, PLUS (ii) an amount equal to the product of (A) 0.40, in the case of any conversion of a Warrant pursuant to Section 6(b) or, 0.30, in the case of any other exercise of a Warrant pursuant to this Warrant Agreement, TIMES (B) the Calculated Difference as of the date of the notice of conversion or exercise of such Warrant; PROVIDED that in no event shall the Exercise Price be less than $4.00.

         "EXPIRATION DATE" shall mean March 28, 2002.

         "NON-PUBLIC WARRANT SHARES" shall mean Warrant Shares that have not been sold to the public and bear the legend set forth in subsection 14(b).

         "NON-SURVIVING COMBINATION" shall mean any merger, consolidation or other business combination by the Issuer with one or more Persons in which the Issuer is not the survivor, or a sale of all or substantially all of the assets of the Issuer to one or more such other Persons.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any successor federal statute and the rules and regulations of the Commission thereunder, all as the same may be in effect from time to time.

         "TRADING DAY" means a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Business Day.

         "WARRANT CERTIFICATE" shall mean a certificate evidencing one or more Warrants, substantially in the form of Exhibit A attached hereto, with such changes therein as may be required to reflect any adjustments made pursuant to
Section 12.

         "WARRANT HOLDERS" shall mean the Purchasers or any Affiliates thereof and such other Persons to whom Purchasers or an Affiliate thereof transfers Warrants in compliance with the terms of this Warrant Agreement.

         "WARRANT OFFICE" shall mean the office or agency of the Issuer at which the Warrant Register shall be maintained and where the Warrants may be presented for exercise, exchange, substitution and transfer, which office or agency will be the office of the Issuer at 4651 Salisbury Road, Jacksonville, FL 33256, which office or agency may be changed by the Issuer pursuant to notice in writing to the Persons named in the Warrant Register as the holders of the Warrants.

         "WARRANT REGISTER" shall mean the register, substantially in the form of Exhibit B attached hereto, maintained by the Issuer at the Warrant Office.

         "WARRANT SHARES" shall mean the shares of Common Stock issued or issuable upon exercise of the Warrants as the number of such shares may be adjusted from time to time pursuant to Section 12 and the provisions of the Issuer's Articles of Incorporation.

         "WARRANTS" shall mean the stock purchase warrants issued pursuant to this Warrant Agreement entitling the record holders thereof to purchase from the Issuer at the Warrant Office an aggregate of 1,828,286 shares of Common Stock, subject to adjustment as provided in Section 12, at the Exercise Price at any time after the Closing Date and before 5:00 P.M., New York time, on the Expiration Date; individually, a "Warrant."

    (b) For all purposes of this Warrant Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (i) "Herein", "hereof" and "hereunder" and other words of similar import refer to this Warrant Agreement as a whole and not to any particular Section or other subdivision;

         (ii) Any uses of the masculine, feminine or neuter gender shall also be deemed to include any other gender as appropriate;

         (iii) The exhibits and schedules to this Warrant Agreement shall be deemed an integral part of this Warrant Agreement;

         (iv) Except as specifically set forth in such representation, each of the representations and warranties of the Issuer in Section 3 hereof is separate and is not limited, qualified or modified by the existence, wording or satisfaction of any other representation of the Issuer in
    Section 3 or otherwise;

         (v) All references herein (in covenants or otherwise) to any action(s) which are to be taken (or which are prohibited from being taken) by any Person, the Issuer or any Subsidiary shall apply to such Person, the Issuer or such Subsidiary, as the case may be, whether such action is taken directly or indirectly; and

         (vi) All references herein to actions by the Issuer or any Subsidiary (including, without limitation, actions denoted by terms such as "create", "sell", "transfer" or "dispose of") mean such action whether voluntary or involuntary, by operation of law or otherwise.

    Section 2. ISSUANCE OF WARRANTS. The Issuer hereby agrees to issue and deliver to the Purchasers or, at the option of a Purchaser, an Affiliate thereof, on the Closing Date, the Warrants and one or more Warrant Certificates evidencing the Warrants. No payment shall be required from any Purchaser or its Affiliate in consideration of its receipt of the Warrants.

    Section 3. REPRESENTATIONS AND WARRANTIES. The Issuer hereby represents and warrants to the Purchasers, for the benefit of the Purchasers and any other Warrant Holder, as follows:

    (a) The Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to conduct its business as presently conducted and as intended to be conducted, has the corporate power and authority to execute and deliver this Warrant Agreement and the Warrant Certificates, to issue the Warrants and to perform its obligations under this Warrant Agreement and the Warrant Certificates, has the corporate power and authority and legal right to own and lease its properties and is duly qualified and in good standing as a foreign corporation in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification, except where failure to be so qualified could not be reasonably expected to have a material adverse effect on the business, properties, financial condition or results of operations of the Issuer and its Subsidiaries taken as a whole.

    (b) The execution, delivery and performance by the Issuer of this Warrant Agreement and the Warrant Certificates, the issuance of the Warrants and the issuance of the Warrant Shares upon the exercise of the Warrants have been duly authorized by all necessary corporate action and do not and will not violate, or result in a breach of, or constitute a default under, or require any consent under, or result in the creation of any lien, charge or encumbrance upon the assets of the Issuer pursuant to, any law, statute, ordinance, rule, regulation, order or decree of any court, governmental body or regulatory authority or administrative agency having jurisdiction over the Issuer or its

Subsidiaries or the Issuer's Articles of Incorporation or any contract, mortgage, loan agreement, note, lease or other instrument binding upon the Issuer or its Subsidiaries or by which their properties are bound.



    (c) This Warrant Agreement has been duly executed and delivered by the Issuer and constitutes a legal, valid, binding and enforceable obligation of the Issuer. When the Warrants and Warrant Certificates have been issued as contemplated hereby, (i) the Warrants and the Warrant Certificates will constitute legal, valid, binding and enforceable obligations of the Issuer and
(ii) the Warrant Shares, when issued upon exercise of the Warrants in accordance with the terms hereof will be duly authorized, validly issued, fully paid and nonassessable shares of the Common Stock with no personal liability attaching to the ownership thereof.

    Section 4.     REGISTRATION, TRANSFER AND EXCHANGE OF CERTIFICATES.

    (a) The Issuer shall maintain, at the Warrant Office, the Warrant Register for registration of the Warrants and Warrant Certificates and transfers thereof. On the Closing Date, the Issuer shall register the Warrants and Warrant Certificates in the Warrant Register in the name of the Warrant Holders. The Issuer may deem and treat the registered holders of the Warrant Certificates as the absolute owners thereof and the Warrants represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificates made by any person) for the purpose of any exercise thereof or any distribution to the holders thereof, and for all other purposes, and the Issuer shall not be affected by any notice to the contrary.

    (b) Subject to Section 14, the Issuer shall register the transfer of any outstanding Warrants in the Warrant Register upon surrender of the Warrant Certificates evidencing such Warrants to the Issuer at the Warrant Office, accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to it, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof. Upon any such registration of transfer, new Warrant Certificates evidencing such transferred Warrants shall be issued to the transferee and the surrendered Warrant Certificates shall be canceled. If less than all the Warrants evidenced by Warrant Certificates surrendered for transfer are to be transferred, new Warrant Certificates shall be issued to the holder surrendering such Warrant Certificates evidencing such remaining number of Warrants.

    (c) Warrant Certificates may be exchanged at the option of the holders thereof, when surrendered to the Issuer at the Warrant Office, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be canceled.

    (d) No charge shall be made for any such transfer or exchange except for any tax or other governmental charge imposed in connection therewith. Except as provided in subsection 14(b) each

Warrant Certificate issued upon transfer or exchange shall bear the legend set forth in subsection 14(b) if the Warrant Certificate presented for transfer or exchange bore such legend.

    Section 5. MUTILATED OR MISSING WARRANT CERTIFICATES. If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Issuer shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Issuer of such loss, theft or destruction of such Warrant Certificate. No service charge shall be made for any such substitution, but all stamp, tax and other governmental duties that may be imposed in relation thereto shall be borne by the holder of such Warrant Certificate. Each Warrant Certificate issued in any such substitution shall bear the legend set forth in subsection 14(b) if the Warrant Certificate for which such substitution was made bore such legend.

    Section 6.     DURATION AND EXERCISE OF WARRANTS.

    (a) The Warrants evidenced by a Warrant Certificate shall be exercisable in whole or in part by the registered holder thereof on any Business Day after the Closing Date and on or before 5:00 P.M., New York time, on the Expiration Date.

    (b) Subject to the provisions of this Warrant Agreement, the Warrants evidenced by a Warrant Certificate may be exercised by the registered holder thereof by the surrender of the Warrant Certificate evidencing the Warrants to be exercised, with the form of election to purchase on the reverse thereof or attached thereto duly completed and signed, to the Issuer at the Warrant Office, and upon payment of the aggregate Exercise Price for the number of Warrant Shares in respect of which such Warrants are being exercised in lawful money of the United States of America and/or by surrender to the Issuer of shares of Common Stock then owned by the Warrant Holder and valued for purposes hereof at their Current Market Price Per Share at the time of exercise. In lieu of exercising Warrants pursuant to the immediately preceding sentence, the Warrant Holder shall have the right to require the Issuer to convert the Warrants, in whole or in part and at any time or times (the "Conversion Right"), into Warrant Shares, by surrendering to the Issuer the Warrant Certificate evidencing the Warrants to be converted, accompanied by the form of conversion notice on the reverse thereof or attached thereto which has been duly completed and signed. Upon exercise of the Conversion Right, the Issuer shall deliver to the Warrant Holder (WITHOUT payment by the Warrant Holder of any Exercise Price) that number of Warrant Shares which is equal to the quotient obtained by dividing (x) the value of the number of Warrants being converted at the time the Conversion Right is exercised (determined by subtracting the aggregate Exercise Price for all such Warrants immediately prior to the exercise of the Conversion Right from the aggregate current market price (determined on the basis of the Current Market Price Per Share on the date (the "CONVERSION DATE") that the Issuer receives the Warrant Certificate evidencing the Warrants to be converted accompanied by the form of conversion notice on the reverse thereof or attached thereto which has been duly completed and signed) of that number of Warrant Shares purchasable upon exercise of such Warrants on the Conversion Date (taking into account all applicable adjustments pursuant to Section 12) by (y) the Current Market Price Per Share on the Conversion Date. Any references in this Warrant

Agreement to the "exercise" of any Warrants, and the use of the term "exercise" herein, shall be deemed to include (without limitation) any exercise of the Conversion Right. Any exercise of a Warrant hereunder may be made subject to the satisfaction of one or more conditions (including, without limitation, the consummation of a sale of the capital stock of the Issuer or a merger or other business combination involving the Issuer) which are set forth in a writing which is made a part of or is appended to the aforementioned form of election to purchase or conversion notice (as the case may be) by the Warrant Holder.

    (c) Upon exercise of any Warrants hereunder, the Issuer shall issue and cause to be delivered to or upon the written order of the registered holders of such Warrants and in such name or names as such registered holders may designate, a certificate for the Warrant Share or Warrant Shares issued upon such exercise of such Warrants. Any Persons so designated to be named therein shall be deemed to have become holders of record of such Warrant Share or Warrant Shares as of the date of exercise of such Warrants.

    (d) If less than all of the Warrants evidenced by a Warrant Certificate are exercised at any time, a new Warrant Certificate or Certificates shall be issued for the remaining number of Warrants evidenced by such Warrant Certificate. Each new Warrant Certificate so issued shall bear the legend set forth in subsection 14(b) if the Warrant Certificate presented in connection with partial exercise thereof bore such legend unless the transfer restrictions referred to in such legend are no longer applicable pursuant to subsection 14(d). All Warrant Certificates surrendered upon exercise of Warrants shall be canceled.

    Section 7. NO FRACTIONAL SHARES. The Issuer shall not be required to issue fractional shares of Common Stock upon exercise of the Warrants but shall pay for any such fraction of a share an amount in cash equal to the then Current Market Price Per Share of one share of Common Stock multiplied by such fraction.

    Section 8. PAYMENT OF TAXES. The Issuer will pay all taxes attributable to the initial issuance of Warrant Shares upon the exercise of the Warrants, PROVIDED that the Issuer shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue of any Warrant Certificate or any certificate for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Issuer shall not be required to issue or deliver such certificate unless or until the person or persons requesting the issuance thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid.

    Section 9.     STOCKHOLDER RIGHTS.

    (a) Nothing contained in this Warrant Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as a stockholder in respect of the meetings of stockholders or the election of directors of the Issuer or any other matter, or any rights whatsoever as a stockholder of the Issuer.

    (b) Nothing contained in this Warrant Agreement or in any of the Warrant Certificates shall be construed as imposing any obligation on the registered holders thereof to purchase any securities or as imposing any liabilities on such holders as stockholders of the Issuer, whether such obligation or liabilities are asserted by the Issuer or by creditors of the Issuer.

    Section 10.   RESERVATION AND ISSUANCE OF SHARES; CERTAIN CORPORATE ACTIONS.

    (a) The Issuer will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of the Warrants, the number of shares of Common Stock deliverable upon exercise of all outstanding Warrants.

    (b) The Issuer covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Warrant Agreement and the Issuer's Certificate of Incorporation, be fully paid and nonassessable and free from all taxes (except as otherwise contemplated in Section 8 hereof) with respect to the issuance thereof and from all liens, charges and security interests (other than any created by or on behalf of any Warrant Holder).

    (c) The Issuer will not, by amendment of its Certificate of Incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant Agreement or the Warrant Certificates. Without limiting the generality of the foregoing, the Issuer (a) will not permit the par value or the determined or stated value of any shares of the Issuer's Common Stock receivable upon the exercise of the Warrants to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Issuer may validly and legally issue fully paid and nonassessable shares of the Issuer's Common Stock, upon the exercise of the Warrants from time to time outstanding, including, without limitation, amending its Certificate of Incorporation to reduce or eliminate the par value of the Common Stock and (c) will not take any action which results in an adjustment in the number of Warrant Shares obtainable upon the exercise of any Warrants if the total number of shares of the Issuer's Common Stock (or other securities) issuable after such action upon the exercise of all of the then-outstanding Warrants would exceed the total number of shares of the Issuer's Common Stock (or other securities) then authorized by the Issuer's Articles of Incorporation and available for purpose of issuance upon such exercise.

    (d) The Issuer agrees that it will not enter into an agreement providing for a Non-Surviving Combination or effect any such Non-Surviving Combination unless the party to such transaction that is the surviving entity thereof or the purchaser or purchasers of substantially all of the assets of the Issuer (the "Survivor") (i) shall be obligated to distribute or pay to each Warrant Holder, upon payment of the Exercise Price prior to the Expiration Date, the number of shares of stock or other securities or other property (including any cash) of the Survivor that would have been distributable or payable on account of the Warrant Shares if such Warrant Holder's Warrants had been exercised immediately prior to such Non-Surviving Combination (or, if applicable, the record date therefor), as such number of shares or other securities or other property may thereafter be adjusted pursuant to Section 12 of this Warrant Agreement and (ii) shall assume by written instrument all of the obligations of the Issuer under this Warrant Agreement.

    Section 11. OBTAINING OF GOVERNMENTAL APPROVALS AND STOCK EXCHANGE LISTINGS. Subject to the provisions of Article VII of the Purchase Agreement, the Issuer will, at its own expense, from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities which are or become requisite in connection with the issuance, sale, transfer and delivery of the Warrant Certificates and the exercise of the Warrants and the issuance, sale, transfer and delivery of the Warrant Shares and all action which may be necessary so that such Warrant Shares, immediately upon their issuance upon the exercise of Warrants will be listed on each securities exchange, if any, on which the Common Stock is then listed.

    Section 12.    ADJUSTMENT OF NUMBER OF WARRANT SHARES PURCHASABLE.

    (a) The number of shares of Common Stock purchasable upon the exercise of each Warrant is subject to adjustment from time to time upon the occurrence of any of the events enumerated in this Section 12 at any time or from time to time after the date hereof and prior to the Expiration Date.

    (b) If the Issuer shall (i) declare a dividend on the Common Stock in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (ii) split or subdivide the outstanding Common Stock or
(iii) combine the outstanding Common Stock into a smaller number of shares, each Warrant outstanding at the time of the record date for such dividend or of the effective date of such split, subdivision or combination shall thereafter entitle the holder of such Warrant to receive the aggregate number and kind of shares which, if such Warrant had been exercised immediately prior to such time, such holder would have owned or have become entitled to receive by virtue of such dividend, subdivision or combination. Such adjustment shall be made successively whenever any event listed above shall occur and, if a dividend which is declared is not paid, each Warrant outstanding shall again entitle the holder thereof to receive the number of shares of Common Stock as would have been the case had such dividend not been declared. If at any time, as a result of an adjustment made pursuant to this subsection 12(b), the holder of any Warrant thereafter exercised shall become entitled to receive any shares of capital stock of the Issuer other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 12, and the provisions of this Warrant Agreement with respect to the Warrant Shares shall apply on like terms to such other shares.

    (c) In case the Issuer shall make a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the issuer is the continuing corporation) of evidences of its indebtedness, cash or other assets, each Warrant outstanding on the date of such distribution shall thereafter entitle the holder of such Warrant to receive a number of shares of Common Stock equal to the product of (i) the number of shares of

Common Stock to which the holder of such Warrant was entitled immediately prior to such date of distribution and (ii) a fraction of which the numerator shall be the then Current Market Price Per Share of Common Stock on such date and of which the denominator shall be the then Current Market Price Per Share of Common Stock on such date less the fair market value, as reasonably determined by the Board of Directors of the Issuer and reasonably acceptable to the holders of a majority of the Warrants of the portion of the assets or evidences of indebtedness, or the portion of the cash, so to be distributed applicable to one share of then-outstanding Common Stock. Such adjustment shall be made successively whenever a date for such distribution is fixed (which date of distribution shall be the record date for such distribution if a record date therefor is fixed) and, if such distribution is not so made, each Warrant outstanding shall again entitle the holder thereof to receive the number of shares of Common Stock as would have been the case had such date of distribtion not been fixed.

    (d) In the event of any capital reorganization of the Issuer, or of any reclassification of the Common Stock (other than a subdivision or combination of outstanding shares of Common Stock), or in case of the consolidation of the Issuer with or the merger of the Issuer with or into any other corporation or of the sale of the properties and assets of the Issuer as, or substantially as, an entirety to any other corporation, each Warrant shall after such capital reorganization, reclassification of Common Stock, consolidation, merger or sale be exercisable upon the terms and conditions specified in this Warrant Agreement, for the number of shares of stock or other securities or assets to which a holder of the number of Warrant Shares purchasable (at the time of such capital reorganization, reclassification of Common Stock, consolidation, merger or sale) upon exercise of such Warrant would have been entitled upon such capital reorganization, reclassification of Common Stock, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this
Section 12 with respect to the rights thereafter of the holders of the Warrants shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or assets thereafter deliverable on the exercise of the Warrants.

    (e) If any event occurs, as to which, in the good faith opinion of the Board of Directors of the Issuer, the other provisions of this Section 12 are not strictly applicable or (if strictly applicable) would not fairly protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of decreasing the number of shares of Common Stock purchasable upon the exercise of each Warrant from that which would otherwise be determined pursuant to this
Section 12.

    (f) No adjustment in the number of Warrant Shares purchasable shall be required unless such adjustment would require an increase or decrease in the aggregate number of Warrant Shares purchasable of at least 1%, PROVIDED that any adjustments which by reason of this subsection 12(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 12 shall be made to the nearest cent or to the nearest hundredth of a share, as the case may be.

    (g) Irrespective of any adjustments in the number or kind of shares purchasable upon the exercise of the Warrant, Warrant Certificates theretofore or thereafter issued may continue to express the same number and kind of shares as are stated on the Warrant Certificates initially issuable pursuant to this Warrant Agreement.

    (h) If any question shall at any time arise with respect to the number of Warrant Shares purchasable following any adjustment pursuant to this Section 12, such question shall be determined by agreement between the holders of a majority of the Warrants and the Issuer or, in the absence of such an agreement, by an independent investment banking firm or an independent appraiser engaged by the Issuer (in either case the cost of which engagement will be borne by the Issuer) and reasonably acceptable to the Issuer and the holders of a majority of Warrants and such determination shall be binding upon the Issuer and the holders of the Warrants.

    (i)  Anything in this Section 12 to the contrary notwithstanding:

         (1) the Issuer shall be entitled to make such increases in the number of Warrant Shares purchasable upon the exercise of each Warrant, in addition to those adjustments required by this Section 12, as it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Common Stock, or any issuance wholly for cash or any shares of Common Stock at less than the Current Market Price Per share, or any issuance wholly for cash or shares of Common Stock or securities which by their terms are convertible into or exchangeable for shares of Common Stock or any stock dividend, or any issuance of rights, options or warrants referred to hereinabove in this Section 12, hereinafter made by the Issuer to the holders of its Common Stock shall not be taxable to them; and

         (2) no adjustment in the number of Warrant Shares purchasable shall be required in the event the Issuer pays a cash dividend to holders of Common Stock; PROVIDED that the Issuer also pays a cash dividend to all holders of Warrants which dividend shall be calculated as if the Warrants had been exercised.

    Section 13.  NOTICES TO WARRANT HOLDERS; NOTICES OF ISSUANCES AND DIVIDENDS.

    (a) Upon any adjustment of the number of Warrant Shares purchasable upon exercise of a Warrant pursuant to Section 12, the Issuer shall promptly but in any event within 20 days thereafter, cause to be delivered (i) by hand, (ii) by telecopy or facsimile transmission (receipt confirmed), or (iii) by international overnight or express courier, to each of the registered holders of the Warrants at its address appearing on the Warrant Register, a certificate signed by its chairman, president or chief financial officer setting forth the number of Warrant Shares purchasable upon exercise of a Warrant as so adjusted and describing in reasonable detail the facts accounting for such adjustment and the method of calculation used. Where appropriate, such certificate may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 13.

    (b) The Issuer shall deliver to each of the registered holders of the Warrants at its address appearing on the Warrant Register, copies of all information provided to holders of Common Stock concurrently with the delivery thereof to such holders of Common Stock.

    Section 14.    RESTRICTIONS ON TRANSFER.

    (a) Each Purchaser and its Affiliates who are issued Warrants pursuant to this Agreement (i) represents that it is acquiring the Warrants for its own account for investment and not with a view to any distribution or public offering within the meaning of the Securities Act, except in any case pursuant to the registration of such Warrants or Warrant Shares under the Securities Act or pursuant to a valid exemption from such registration requirement, (ii) acknowledges that the Warrants and the Warrant Shares issuable upon exercise thereof have not been registered under the Securities Act and (iii) agrees that it will not sell or otherwise transfer any of its Warrants or Warrant Shares except upon the terms and conditions specified herein and that it will cause any transferee thereof to agree to take and hold the same subject to the terms and conditions specified herein, PROVIDED that the Warrant Holders may sell the Warrants or the Warrant Shares purchased upon exercise of the Warrants in one or more private transactions not requiring registration under the Securities Act.

    (b) Except as provided in subsection 14(d) hereof each Warrant Certificate and each certificate for the Warrant Shares issued to a Purchaser or an Affiliate thereof or to a subsequent transferee thereof pursuant to subsection 14(c) shall include a legend in substantially the following form (with such changes therein as may be appropriate to reflect whether such legend refers to Warrants or Warrant Shares), PROVIDED that such legend shall not be required if such transfer is being made in connection with a sale which is exempt from registration pursuant to Rule 144 under the Securities Act or if the opinion of counsel referred to in subsection 14(c) is to the further effect that neither such legend nor the restrictions on transfer in this Section 14 are required in order to ensure compliance with the Securities Act:

    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY APPLICABLE STATE OR OTHER JURISDICTION, HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE ACT AND ANY SECURITIES LAWS OF ANY APPLICABLE STATE OR OTHER JURISDICTION, (2) AN EXEMPTION FROM REGISTRATION PURSUANT TO RULE 144 UNDER THE ACT OR (3) A WRITTEN OPINION IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED PURSUANT TO SOME OTHER APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR UNDER OTHER APPLICABLE SECURITIES LAWS."

    (c) Prior to any assignment, transfer or sale of any Warrant or any Warrant Shares (other than a transfer between a Purchaser and/or its Affiliates), the holder thereof shall give written notice to the Issuer of such holder's intention to effect such assignment, transfer or sale, which notice shall set forth the date of such proposed assignment, transfer or sale and the identity of the proposed transferee. Each holder wishing to effect such a transfer of any Warrant or Warrant Shares shall also furnish to the Issuer an agreement by the transferee thereof that it is taking and holding the same subject to the terms and conditions specified herein and, unless such transfer is being made pursuant to Rule 144 under the Securities Act, a written opinion of counsel in form and substance reasonably satisfactory to the Issuer to the effect that the proposed transfer may be effected without registration under the Securities Act.

    (d) The restrictions set forth in this Section 14 shall terminate and cease to be effective with respect to any Warrants or Warrant Shares which are registered under the Securities Act or upon receipt by the Issuer of an opinion of counsel, in form reasonably satisfactory to the Issuer, to the effect that compliance with such restrictions is not necessary in order to comply with the Securities Act with respect to the transfer of the Warrants and the Warrant Shares; PROVIDED, HOWEVER, that after two (2) years from the date of issuance of any Warrants, such restrictions will automatically terminate (without the necessity of any opinion of counsel) as to such Warrants and as to any Warrant Shares issued in respect of such Warrants upon exercise of the Conversion Right set forth in subsection 6(b) above. Whenever such restrictions shall so terminate the holder of such Warrants and/or Warrant Shares shall be entitled to receive from the Issuer, without expense (other than transfer taxes, if any), Warrant Certificates or certificates for such Warrant Shares not bearing the legend set forth in subsection 14(b) at which time the Issuer will rescind any transfer restrictions relating thereto.

    (e) With a view to making available to holders of the Warrants the benefits of certain rules and regulations of the Securities and Exchange Commission (including, without limitation, Rules 144 and 144A under the Securities Act) which may permit the sale of Warrants and Warrant Shares to the public or certain other institutions without registration, the Issuer agrees to take any and all such actions as may be required of it to make available to such holders such benefits, including without limitation, to:

         (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act or any successor provision thereto from and after the date the Issuer first becomes subject to the provisions of Section 13 or 15(d) of the Exchange Act;

         (ii) file with the Commission in a timely manner all reports and other documents required of the Issuer under the Securities Act and the Exchange Act from and after the date the Issuer first becomes subject to the provisions of Section 13 or 15(d) of the Exchange Act; and

         (iii) so long as a Purchaser or an Affiliate thereof owns any Warrants or Warrant Shares, furnish to such Purchaser forthwith upon request a written statement by the Issuer as to its compliance with the reporting requirements of Rule 144 or any successor provision thereto, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Issuer filed with the Commission, in each case from and after the date the Issuer first becomes subject to the provisions of Section
13 or 15(d) of the Exchange Act, and such other reports and documents of the Issuer and other information in the possession of or reasonably obtainable by the Issuer as such Purchaser and its Affiliates and subsequent holders of the Warrants may reasonably request in availing itself of any rule or regulation of the Commission allowing such Purchaser and its Affiliates and subsequent holders of the Warrants to sell any such securities without registration.

    Section 15.         REDEMPTION.

    (a) On not less than thirty (30) days prior written notice (a "REDEMPTION NOTICE") given at any time commencing after the first anniversary of the date of this Agreement and during the time the Warrants are outstanding, the Warrants may be redeemed, in whole, but not in part, at the option of the Company, at a redemption price of $.01 per Warrant (the "REDEMPTION PRICE"); PROVIDED that the daily closing bid price per share of Common Stock (determined by reference to the appropriate source as referenced in the definition of "Current Market Value Per Shares" contained herein) for at least the twenty (20) consecutive Trading Days ending on the fifth business day prior to the date of such Redemption Notice shall exceed (i) during the period commencing on the first anniversary of the date of this Agreement and ending on the date prior to the second anniversary of the date of this Agreement, $16 per share, (ii) during the period commencing on the second anniversary of the date of this Agreement and ending on the date prior to the third anniversary of the date of this Agreement, $20 per share, (iii) during the period commencing on the third anniversary of the date of this Agreement and ending on the date prior to the fourth anniversary of the date of this Agreement, $24 per share and (iv) during the period commencing on the fourth anniversary of the date of this Agreement and ending on the Expiration Date, $28 per share (each such amount being a "Target Price"), in each case subject to adjustment as set forth in Section 15(f) below.

    (b) In the event the conditions set forth in Section 15(a) are met, and the Company shall desire to exercise its right to redeem the Warrants, it shall deliver (i) by hand, (ii) by telecopy or facsimile transmission (receipt confirmed), or (iii) by international overnight or express courier, a notice of redemption to each of the holders of the Warrants to be redeemed, not later than the thirtieth day before the date fixed for redemption, at their last address as shall appear on the Warrant Register. Any Redemption Notice delivered in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Warrant Holder receives such notice, absent fraud.

    (c) The Redemption Notice shall specify the (i) the Redemption Price, (ii) the date fixed for redemption, (iii) the place where the Warrant Certificates shall be delivered and the Redemption Price paid and (iv) that the right to exercise the Warrant shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the date fixed for redemption. The date fixed for the redemption of the Warrants shall be the "REDEMPTION DATE". No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a holder (a) to whom notice was not mailed or (b) whose notice was defective. An affidavit of the Secretary or an Assistant Secretary of the Company that a Redemption

Notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

    (d) Any right to exercise a Warrant shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the Redemption Date. On and after the Redemption Date, holders of the Warrants called for redemption shall have no further rights except to receive, upon surrender of the Warrant, the Redemption Price.

    (e) From and after the Redemption Date, the Company shall, at the place specified in the Redemption Notice, upon presentation and surrender to the Company by or on behalf of the holder thereof of one or more Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such holder a sum in cash equal to the Redemption Price of each such Warrant. From and after the Redemption Date and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Warrants called for redemption, such Warrants shall expire and become void and all rights hereunder and under the Warrant Certificates, except the right to receive payment of the Redemption Price, shall cease.

    (f) If the shares of the Company's Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock or if there is stock dividend to holders of Common Stock, the applicable Target Price shall be proportionally adjusted by the ratio which the total number of shares of Common Stock outstanding immediately prior to such event bears to the total number of shares of Common Stock to be outstanding immediately after such event.

    Section 16. AMENDMENTS AND WAIVERS. Any provision of this Warrant Agreement may be amended, supplemented, waived, discharged or terminated by a written instrument signed by the Issuer and the holders of not less than a majority of the outstanding Warrants (or in the case of Section 14, the holders of a majority of the aggregate outstanding Warrants and Non-Public Warrant Shares, voting as a single group), PROVIDED that (i) this Agreement may not be amended, supplemented or waived so as to increase the Exercise Price, reduce the Redemption Price, reduce the number of Warrant Shares issuable upon exercise of any Warrants, alter the period during which any Warrants may be exercised (except to provide for a later Expiration Date) or redeemed, in each case without the consent of the holders of all outstanding Warrants and (ii) this
Section 16 may not be amended or supplemented without the consent of the holders of all outstanding Warrants and Non-Public Warrant Shares, voting as a single group, and no waiver of the requirements of this Section 16 shall be binding upon any such holder without its consent.

    Section 17. SPECIFIC PERFORMANCE. The parties agree that irreparable damage will result in the event that the obligations of the Issuer under this Warrant Agreement are not specifically enforced, and that any damages available at law for a breach of any such obligations would be inadequate. Therefore, the holders of the Warrants and/or Non-Public Warrant Shares shall have the right to specific performance by the Issuer of the provisions of this Warrant Agreement, and appropriate injunctive relief may be applied for and granted in connection therewith. The Issuer hereby irrevocably waives, to the extent that it may do so under applicable law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Issuer for specific performance of this Warrant Agreement by the holders of the Warrants and/or Non-Public Warrant Shares. Such remedies and all other remedies provided for in this Warrant Agreement shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which may be available under this Warrant Agreement.

    Section 18.    NOTICES.

    (a) Any notice or demand to be given or made by the Warrant Holders or the holders of Warrant Shares to or on the Issuer pursuant to this Warrant Agreement shall be sufficiently given or made if (i) delivered by hand, (ii) sent by telecopy or facsimile transmission (receipt confirmed), or (iii) delivered by international overnight or express courier, addressed to the Issuer at the Warrant Office.

    (b) Any notice to be given by the Issuer to the Warrant Holders or the holders of Warrant Shares shall be sufficiently given or made if (i) delivered by hand, (ii) sent by telecopy or facsimile transmission (receipt confirmed), or
(iii) delivered by international overnight or express courier, addressed to such holder as such holder's name and address shall appear on the Warrant Register or the Common Stock registry of the Issuer, as the case may be.

    Section 19. BINDING EFFECT. This Warrant Agreement shall be binding upon and inure to the sole and exclusive benefit of the Issuer, its successors and assigns, the Purchasers, Affiliates of the Purchasers and the registered holders from time to time of the Warrants and the Warrant Shares.

    Section 20. CONTINUED VALIDITY. A holder of Warrant Shares shall continue to be entitled with respect to such Warrant Shares to all rights and subject to all obligations to which it would have been entitled or subject as a Warrant Holder under Sections 14 through 23 of this Warrant Agreement. The Issuer will, at the time of each exercise of any Warrant, in whole or in part, upon the request of the holder of the Warrant Shares issued upon such exercise thereof, acknowledge in writing, in form reasonably satisfactory to such holder, its continuing obligation to afford to such holder all such rights, PROVIDED, HOWEVER, that if such holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Issuer to afford to such holder all such rights.

    Section 21. COUNTERPARTS. This Warrant Agreement may be executed in one or more separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

    Section 22. DELAWARE LAW. THIS WARRANT AGREEMENT AND EACH WARRANT CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

    Section 23. BENEFITS OF THIS WARRANT AGREEMENT. Nothing in this Warrant Agreement shall be construed to give to any Person other than the Issuer and the registered holders of the Warrants and the Warrant Shares any legal or equitable right, remedy or claim under this Warrant Agreement.

    Section 24. VOTING AND CONSENTS TO BE ON A FULLY CONVERTED BASIS. Wherever this Warrant Agreement calls for the written consent or vote of any combinations of the holders of the Warrants and the Warrant Shares, voting as a single group, the Warrants shall be counted as if they had been exercised for Common Stock.

    Section 25. ENTIRE AGREEMENT. This Warrant Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements between such parties in respect of such subject matter.

    [Remainder of page intentionally left blank]

    IN WITNESS WHEREOF the parties hereto have caused this Warrant Agreement to be duly executed and delivered by their proper and duly authorized officers, as of the date and year first above written.


                                       SUNPHARM CORPORATION

                                       By:_____________________________________

                                       Name:___________________________________

                                       Title:__________________________________





                    Counterpart Signature Pages Begin on Next Page

                      COUNTERPART SIGNATURE PAGE FOR PURCHASERS

    The undersigned hereby agrees to become a party to that certain Unit Purchase Agreement dated as of March 28, 1997 (the "Agreement") among SunPharm Corporation (the "Company") and others and that certain Warrant Agreement dated as of March 28, 1997 (the "Warrant Agreement") among the Company and others. From and after the undersigned's execution and delivery and the Company's acceptance of this Counterpart Signature Page, the undersigned shall be a party to the Agreement and the Warrant Agreement, and the Units (including the Shares and the Warrants) purchased by the undersigned shall be deemed to be "Units" for all purposes of the Agreement and the Warrants purchased by the undersigned shall be deemed to be "Warrants" for all purposes of the Warrant Agreement .


                                       Printed Name of Purchaser

                                       ________________________________________
                                       Signature of Purchaser

                                       ________________________________________

                                       Investment Amount:______________________

                                       Number of Units:________________________

                                       By:_____________________________________

                                       Title:__________________________________

                                       Address:________________________________

                                       Date:___________________________________

Agreed and accepted to as to_________  Units at $3.50 per Unit:

SUNPHARM CORPORATION

By:__________________________________

Title:_______________________________

Date:________________________________

                                      Exhibit A

                                  WARRANT AGREEMENT



                                 WARRANT CERTIFICATE

    THE WARRANTS AND SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR LAW. THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN EXCHANGE RIGHTS MORE FULLY SET FORTH IN THE WARRANT AGREEMENT REFERRED TO BELOW.

                            EXERCISABLE ONLY ON OR BEFORE
                                    March 28, 2002

                                 Warrant Certificate
    This Warrant Certificate certifies that ____________________________, or registered assigns, is the registered holder of ________________ Warrants (the "Warrants") to purchase Common Stock of SUNPHARM CORPORATION, a Delaware corporation (the "Issuer"). Each Warrant entitles the holder, but only subject to the conditions set forth herein and in the Warrant Agreement referred to below, to purchase from the Issuer before 5:00 P.M., New York time, on March 28, 2002 (the "Expiration Date"), one (1) fully paid and nonassessable share of the Common Stock of the Issuer (the "Warrant Shares") at the exercise price set forth in the Warrant Agreement (the "Exercise Price"), payable in lawful money of the United States of America, upon surrender of this Warrant Certificate, execution of the annexed Form of Election to Purchase and payment of the Exercise Price at the office of the Issuer at 4561 Salisbury Road, Jacksonville, FL 33256 or such other address as the Issuer may specify in writing to the registered holder of the Warrants evidenced hereby (the "Warrant Office"). In lieu of exercising Warrants pursuant to the immediately preceding sentence, the Warrant holder shall have the right to require the Issuer to convert the Warrants, in whole or in part and at any time or times, into Warrant Shares, by surrendering to the Issuer the Warrant Certificate evidencing the Warrants to be converted, accompanied by the annexed Form of Notice of Conversion which has been duly completed and signed. The Exercise Price and number of Warrant Shares purchasable upon exercise of the Warrants are subject to adjustment prior to the Expiration Date as set forth in the Warrant Agreement.

    No Warrant may be exercised after 5:00 P.M., New York time, on the Expiration Date and (except as otherwise provided in the Warrant Agreement) all rights of the registered holders of the Warrants shall cease after 5:00 P.M., New York time, on the Expiration Date.

    The Issuer may redeem the Warrants, on the terms and subject to the conditions set forth in the Warrant Agreement.

    The Issuer may deem and treat the registered holders of the Warrants evidenced hereby as the absolute owners thereof (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and of any distribution to the holders hereof and for all other purposes, and the Issuer shall not be affected by any notice to the contrary.

    Warrant Certificates, when surrendered at the office of the Issuer at the above-mentioned address by the registered holder hereof in person or by a legal representative duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

    Upon due presentment for registration of transfer of this Warrant Certificate at the office of the Issuer at the above-mentioned address, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued in exchange for this Warrant Certificate to the transferee(s) and, if less than all the Warrants evidenced hereby are to be transferred, to the registered holder hereof, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

    This Warrant Certificate is one of the Warrant Certificates referred to in the Warrant Agreement, dated as of March 28, 1997, between the Issuer and the Purchasers signatory thereto. Said Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Issuer and the holders.

    IN WITNESS WHEREOF the Issuer has caused this Warrant Certificate to be signed by its duly authorized officer.

                                  SUNPHARM CORPORATION
                                  By:_________________________________________

                                  Name:_______________________________________

                                  Title:______________________________________

                                    ANNEX to Form
                                      of Warrant
                                     CERTIFICATE

                             FORM OF ELECTION TO PURCHASE
                      (To be executed upon exercise of Warrant)


    The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ______ Warrant Shares* and herewith tenders payment for such Warrant Shares to the order of the Issuer in the amount of $__________ in accordance with the terms hereof. The undersigned requests that a certificate for such Warrant Shares be registered in the name of ___________________________________________________ whose address is
_____________________________________________________ and that such certificate be delivered to _________________ whose address is ____________________________________. If said number of Warrant Shares is less than all of the Warrant Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the Warrant Shares be registered in the name of ____________________________ whose address is __________________________________________________ and that such Warrant
Certificate be delivered to __________________________________ whose address is
___________________________________________________.

Signature:
________________________________
(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

Date: __________

*  Consisting of:
   _____ shares of Common Stock

                                    ANNEX to Form
                                      of Warrant
                                     CERTIFICATE

                             FORM OF NOTICE OF CONVERSION
                     (To be executed upon conversion of Warrant)

    The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to convert Warrants represented hereby into ____ Warrant Shares* in accordance with the terms hereof. The undersigned requests that a certificate for such Warrant Shares be registered in the name of ________________________________________________ whose address is
______________________________________________________________ and that such certificate be delivered to ____________________________ whose address is __________________________________________________. If said number of Warrant
Shares is less than all of the Warrant Shares obtainable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the Warrant Shares be registered in the name of ____________________________________ whose address is ______________
__________________________________________ and that such Warrant Certificate be delivered to ____________________________________ whose address is
__________________________________________________.
Signature:

________________________________
(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

Date: __________
*  Consisting of:
    ____ shares of Common Stock

                                     EXHIBIT B to
                                  WARRANT AGREEMENT


                                   WARRANT REGISTER


Warrant       Original Number of        Number of      Names and
Certificate   Warrants and Warrant      Warrants       Addresses of
Number        Shares                    Expired        Warrant Holders
------        ------                    -------        ---------------